CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
E-mail: Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. REPORTS EARLY REDEMPTION OF CVRS AND INCREASED STOCK REPURCHASE AUTHORIZATION

Coral Gables, Fla. (March 16, 2015) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) today announced the early redemption of the contingent value rights (“CVR”) issued to former shareholders of Southern Community Financial Corporation when it was acquired by the Company on October 1, 2012. The Company will redeem all of these CVRs on or before March 31, 2015 at a price of $1.00 per CVR with each CVR holder who delivered a consent prior to the March 13, 2015 expiration date receiving an additional payment of $0.03 per CVR. As a majority of the CVRs outstanding prior to the expiration date consented, the Company amended the terms of the CVR Agreement to permit the redemption of the remaining CVRs (including CVRs of non-consenting holders) at any time prior to March 31, 2015 at $1.00 per CVR.

Additionally, the Company announced that its Board of Directors authorized an additional repurchase of up to $100 million of its common stock, from time to time, subject to market conditions and other factors. Repurchases under the program may be made through open market or privately negotiated transactions at times and in such amounts as management deems appropriate, subject to market conditions, regulatory requirements and other factors. The program does not obligate the Company to repurchase any particular amount of common stock, and may be suspended or discontinued at any time without notice. Shares repurchased under the program are expected to be held as treasury shares.

Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a

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CBF Reports Early Redemption of CVR and Additional Stock Repurchase Authorization

March 16, 2015

representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a national bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank N.A., a national banking association with $6.8 billion in total assets as of December 31, 2014, and 162 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank, N.A., please visit www.capitalbank-us.com.

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